AGREEMENT IN SETTLEMENT OF CONSULTING SERVICES DEBT

THIS AGREEMENT made as of the 6 th day of March 2004.

BETWEEN:   Robert C. Jaspar , of Walnut Creek, California     and

CALIFORNIA NEWS TECH , of 529 Buchanan St., San Francisco, California, 94102

WHEREAS :

A. California News Tech, (the "Company") failed to pay its full consulting services expense for the years ended December 31, 2003, 2002, 2001, and 2000 to its officers.

B. Robert C. Jaspar ("Officer"), the Company's Secretary, Controller, and Director, has not been paid a total of $76,940 for services rendered to the Company during the years ended December 31, 2003, 2002, 2001, and 2000.

C. The parties desire to enter into an agreement whereby the Company will issue two promissory notes to Officer in consideration for services rendered to the Company.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

1.     The Company hereby agrees to issue two promissory notes to Officer (the first in the amount of $50,640 and the second in the amount of $26,000) in the total amount of $76,940 with zero percent (0%) interest per annum which shall become due and payable on March 6, 2006 in consideration for services rendered to the Company by Officer during the years ended December 31, 2003, 2002, 2001, and 2000.

2.   These Promissory Notes are made in settlement of all professional consulting fees owed to Officer to December 31, 2003 . This note shall not be transferable, assignable, nor collateralized.

3.   The Company has the right to repay the entire amount due before March 6, 2006 without penalty. Repayment of the first note shall not be made with funds raised from the sale of stock in the initial public offering during the year 2004. Repayment of the second note shall be made in accordance with the use of proceeds statement contained in the year 2004 Initial Public Offering document.

4.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement is executed on this 4 th day of April, 2004

California News Tech.

/s/ Marian Munz                                                                                                       /s/ Robert C. Jaspar
By: Marian Munz                  By: Robert C. Jaspar
Its: President

1